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                                                                     EXHIBIT 3.1




                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           EL PASO ENERGY CORPORATION


         E1 Paso Energy Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         1. The original Certificate of Incorporation was filed with the Secretary of State on April 17, 1998. The name under which it was originally incorporated is El Paso Energy Corporation.

         2. The following Restated Certificate of Incorporation was duly proposed by the corporation's Board of Directors pursuant to the applicable provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware. In lieu of a meeting of the stockholders, unanimous written consent of the sole stockholder of El Paso Energy Corporation has been given for the adoption of said Restated Certificate of Incorporation and the amendments to be made thereby pursuant to the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.


                                ARTICLE 1.  NAME

         The name of this corporation is EL PASO ENERGY CORPORATION.


                    ARTICLE 2.  REGISTERED OFFICE AND AGENT

         The address of the registered office of this corporation is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.


                              ARTICLE 3.  PURPOSES

         The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
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                               ARTICLE 4.  SHARES

         The total number of authorized shares of all classes of stock of this corporation consist of 275,000,000 shares of common stock having a par value of $3.00 per share and 25,000,000 shares of preferred stock having a par value of $0.01 per share. Authority is hereby expressly granted to the Board of Directors to fix by resolution or resolutions any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions which are permitted by the General Corporation Law of the State of Delaware in respect of any class or classes of stock or any series of any class of stock of the corporation.


                              ARTICLE 5.  BY-LAWS

         The Board of Directors shall have the power to adopt, amend or repeal the By-laws of this corporation, subject to the power of the stockholders to amend or repeal such By-laws. The stockholders having voting power shall also have the power to adopt, amend or repeal the By-laws of this corporation.


                       ARTICLE 6.  ELECTION OF DIRECTORS

         Except as may be otherwise required by the By-laws, written ballots are not required in the election of Directors.


                         ARTICLE 7.  PREEMPTIVE RIGHTS

         Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of this corporation.


                         ARTICLE 8.  CUMULATIVE VOTING

         The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.


        ARTICLE 9.  AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION

         This corporation reserves the right to amend or repeal any of the provisions contained in this Restated Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this corporation are granted subject to this reservation.

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                 ARTICLE 10.  LIMITATION OF DIRECTOR LIABILITY

         To the full extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director. Any amendment to or repeal of this Article 10 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.


             ARTICLE 11.  ACTION BY STOCKHOLDERS WITHOUT A MEETING

         Any action by the stockholders of this corporation shall be taken at a meeting of stockholders and no action may be taken by written consent of stockholders entitled to vote on such action.


                    ARTICLE 12.  SPECIAL VOTING REQUIREMENTS

         In addition to any affirmative vote required by law, by this Restated Certificate of Incorporation, by any agreement with any national securities exchange, or as may be otherwise required, any "Business Combination" (as hereinafter defined) involving this corporation shall be subject to approval in the manner set forth in this Article 12.

         12.1 Definitions.

         For the purposes of this Article 12:

                 (a) "Affiliate" and "beneficial owner" are used herein as defined in Rule 12b-2 and Rule 13d-3, respectively, under the Securities Exchange Act of 1934 as in effect on January 1, 1992 (the "1934 Act"). The term "Affiliate" as used herein shall exclude this corporation, but shall include the definition of "Associate" as contained in said Rule 12b-2.

                 (b)      An "Interested Stockholder" is a person other than
         (i) the corporation or (ii) Burlington Resources Inc., a Delaware corporation ("BRI"), as long as BRI continues to own at least a majority of the stock of this corporation entitled to vote for the election of Directors ("Voting Stock") and there has been no Change in Control of BRI since January 1, 1992, who is (A) the beneficial owner of ten percent or more of the Voting Stock or (B) an Affiliate of this corporation which (1) at any time within a two-year period prior to the record date for the vote on a Business Combination was the beneficial owner of ten percent or more of the Voting Stock, or (2) at the completion of

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         the Business Combination will be the beneficial owner of ten percent or more of the Voting Stock.

                 (c) A "Person" is a natural person or a legal entity of any kind, together with any Affiliate of such person or entity, or any person or entity with whom such person, entity or any Affiliate has any agreement or understanding relating to acquiring, voting or holding Voting Stock.

                 (d) A "Disinterested Director" is a member of the Board of Directors of this corporation (other than the Interested Stockholder) who was a Director prior to the time the Interested Stockholder became an Interested Stockholder, or any Director who was recommended for election by the Disinterested Directors. Any action to be taken by the Disinterested Directors shall require the affirmative vote of at least two-thirds of the Disinterested Directors.

                 (e) A "Business Combination" is (i) a merger or consolidation of this corporation or any of its subsidiaries with an Interested Stockholder; (ii) the sale, lease, exchange, pledge, transfer or other disposition (A) by this corporation or any of its subsidiaries of all or a Substantial Part of the corporation's Assets to an Interested Stockholder, or (B) by an Interested Stockholder of any of its assets, except in the ordinary course of business, to this corporation or any of its subsidiaries; (iii) the issuance of stock or other securities of this corporation or any of its subsidiaries to an Interested Stockholder, other than on a pro rata basis to all holders of Voting Stock of the same class held by the Interested Stockholder pursuant to a stock spilt, stock dividend or distribution of warrants or rights; (iv) the adoption of any plan or proposal for the liquidation or dissolution of this corporation proposed by or on behalf of an Interested Stockholder; (v) any reclassification of securities, recapitalization, merger or consolidation or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any Voting Stock beneficially owned by an Interested Stockholder; or (vi) any agreement, contract or other arrangement providing for any of the foregoing transactions.

                 (f) A "Substantial Part of the corporation's Assets" shall mean assets of this corporation or any of its subsidiaries in an amount equal to twenty percent or more of the fair market value, as determined by the Disinterested Directors, of the total consolidated assets of this corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is made.

                 (g) A "Change in Control" shall be deemed to occur (i) if any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of BRI representing twenty percent or more of the stock of BRI entitled to vote for Directors of BRI, (ii) upon the first purchase of BRI's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by BRI), (iii) upon the approval by BRI's stockholders of a merger or consolidation, a sale or disposition of all or substantially all of BRI's assets or a plan of liquidation or

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         dissolution of BRI, or (iv) if, during any period of two consecutive years, individuals who at the beginning of such period constitute the BRI Board of Directors cease for any reason to constitute at least a majority thereof, unless the election or nomination of the election by BRI's stockholders of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period.

         12.2  Vote Required for Business Combinations.

         The affirmative vote of not less than fifty-one percent of the Voting Stock, excluding the Voting Stock of an Interested Stockholder who is a party to the Business Combination, shall be required for the adoption or authorization of a Business Combination, unless the Disinterested Directors determine that:

                 (a) The Interested Stockholder is the beneficial owner of not less than eighty percent of the Voting Stock and has declared its intention to vote in favor of or to approve such Business Combination; or

                 (b) (i) The fair market value of the consideration per share to be received or retained by the holders of each class or series of stock of this corporation in a Business Combination is equal to or greater than the consideration per share (including brokerage commissions and soliciting dealer's fees) paid by such Interested Stockholder in acquiring the largest number of shares of such class of stock previously acquired in any one transaction or series of related transactions, whether before or after the Interested Stockholder became an Interested Stockholder and (ii) the Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by this corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

         12.3  Information Requirements.

         In the event any vote of holders of Voting Stock is required for the adoption or approval of any Business Combination, a proxy or information statement describing the Business Combination and complying with the requirements of the 1934 Act shall be mailed at a date determined by the Disinterested Directors to all stockholders of this corporation whether or not such statement is required under the 1934 Act. The statement shall contain any recommendations as to the advisability of the Business Combination which the Disinterested Directors, or any of them, may choose to state and, if deemed advisable by the Disinterested Directors, an opinion of an investment banking firm as to the fairness of the terms of such Business Combination. Such firm shall be selected by the Disinterested Directors and be paid a fee for its services by this corporation as approved by the Disinterested Directors.

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         12.4  Amendment.

         No amendment to this Restated Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of Article 11 or of this
Article 12 unless such amendment shall receive the affirmative vote of not less than fifty-one percent of the Voting Stock, excluding the Voting Stock of any Interested Stockholder as defined in Section 12.1 of this Article 12.

         IN WITNESS WHEREOF, the undersigned has executed this document and affirms, under penalties of perjury, that the statements herein are true and that this instrument is the act and deed of El Paso Energy Corporation as of this 16th day of July 1998.


                                            EL PASO ENERGY CORPORATION



                                                     /s/ H. Brent Austin
                                            ------------------------------------
                                                      H. Brent Austin
                                               Executive Vice President and
                                                  Chief Financial Officer



Attest:


         /s/ David L. Siddall
------------------------------------
          David L. Siddall
        Corporate Secretary

                          CERTIFICATE OF DESIGNATION,

                           PREFERENCES AND RIGHTS OF

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                           EL PASO ENERGY CORPORATION


                            (Pursuant to Section 151
            of the General Corporation Law of the State of Delaware)


          I, Britton White, Jr., Executive Vice President and General Counsel of El Paso Energy Corporation (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY as follows:

          That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, said Board of Directors adopted the following resolution creating a series of 2,750,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

          RESOLVED that pursuant to the authority granted to and vested in the Board of Directors of this Company in accordance with the provisions of the Restated Certificate of Incorporation the Board of Directors hereby creates a series of Preferred Stock of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Restated Certificate of Incorporation which are applicable to the Preferred Stock of all classes and series) as follows:

          Section 1. Designation and Amount. There shall be a series of Preferred Stock, par value $.0l per share, of the Company which shall be designated as "Series A Junior Participating Preferred Stock," par value $.01 per share, and the number of shares constituting such series shall be 2,750,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

          Section 2.  Dividends and Distributions.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Junior Participating Preferred

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Stock with respect to dividends, the holders of shares of Series A Junior
Participating Preferred Stock in preference to the holders of shares of Common Stock, par value $3.00 per share (the "Common Stock"), of the Company and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $25, or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Company shall at any time after July 28, 1992 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Company shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear





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interest.  Dividends paid on the shares of Series A Junior Participating
Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

          Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

          (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

          (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase in certain cases, the authorized number of Directors shall





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          be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

          (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board or the President and Chief Executive Officer of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
          (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (iv) In any default period, the holders of Common Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Restated Certificate of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of paragraph (C) (ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      Section 4.  Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:

          (i) Declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

          (ii) Declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) Redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

          (iv) Purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 6.  Liquidation, Dissolution or Winding Up.

          (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received per share, the greater of 100 times $75 or 100 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series

A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. If the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property then in any such event the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

          Section 8. Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

          Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          Section 10. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

          IN WITNESS WHEREOF, I have executed this Certificate and do affirm the foregoing as true under penalties of perjury this 16th day of July, 1998.

                                             EL PASO ENERGY CORPORATION



                                             By:       /s/ Britton White, Jr.
                                                --------------------------------
                                                        Britton White, Jr.
                                                     Executive Vice President
                                                        and General Counsel


Attest:


     /s/ David L. Siddall
--------------------------------
       David L. Siddall
     Corporate Secretary

                      AMENDED CERTIFICATE OF DESIGNATION,

                           PREFERENCES AND RIGHTS OF

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                           EL PASO ENERGY CORPORATION




                            (Pursuant to Section 151
            of the General Corporation Law of the State of Delaware)


          I, Britton White, Jr., Executive Vice President and General Counsel of El Paso Energy Corporation (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY as follows:

          FIRST, that pursuant to a Certificate of Designation, Preferences and Rights filed on July 28, 1998 in the Office of the Secretary of State of the State of Delaware, the Company has authorized 2,750,000 shares of a series of Preferred Stock designated Series A Junior Participating Preferred Stock. No shares of Series A Junior Participating Preferred Stock have been issued.

          SECOND, that pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation and Section 151 (g) of the General Corporation Law of the State of Delaware, said Board of Directors adopted the following resolution amending the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company:

          RESOLVED that pursuant to the authority granted to and vested in the Board of Directors of this Company in accordance with the provisions of the Restated Certificate of Incorporation and Section 151 (g) of the General Corporation Law of the State of Delaware, the Board of Directors hereby amends the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company (the "Certificate of Designation") as follows:

          1. Section 2(A) of the Certificate of Designation is hereby amended to read in its entirety as follows

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock in preference to the holders of shares of Common Stock, par value $3.00 per share (the "Common Stock"), of the Company and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $25, or (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Company shall at any time after July 22, 1998 (the "Rights Declaration Date")
(i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.



        2. Section 3(A) of the Certificate of Designation is hereby amended to read in its entirety as follows:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        3. Section 6(A) of the Certificate of Designation is hereby amended to read in its entirety as follows:

          (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received per share, the greater of 200 times $75 or 200 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 200 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          4. Section 7 of the Certificate of Designation is hereby amended to read in its entirety as follows:

          Section 7. Consolidation, Merger, etc. If the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property then in any such event the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

          5. Except as expressly set forth herein, the Certificate of Designation shall remain in full force and effect without modification.

          6.  This Amended Certificate of Designation shall be effective as of
12.01 a.m. on August 3, 1998.

          IN WITNESS WHEREOF, I have executed this Amended Certificate of Designation and do affirm the foregoing as true under penalties of perjury this 29th day of July, 1998.

                                               EL PASO ENERGY CORPORATION



                                               By:     /s/ Britton White, Jr.
                                                  ------------------------------
                                                         Britton White, Jr.
                                                      Executive Vice President
                                                       and General Counsel




Attest:


     /s/ David L. Siddall
------------------------------
       David L. Siddall
     Corporate Secretary